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                                                                   Exhibit 10.61

                                                              EXECUTION VERSION

                  AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

     THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "Agreement") is made as of May 26, 2000 by and among (i) ZEFER Corp., a Delaware corporation (the "Company"), (ii) Citizens Financial Group, Inc., a Delaware corporation (the "Class B Holder"), (iii) the parties listed under the Heading "Investors" on Schedule A hereto (each, an "Investor" and collectively, the "Investors"), (iv) the parties listed under the heading "Executives" on Schedule A and any executive employee of the Company who, at any time, acquires securities of the Company in accordance with Section 9 hereof and executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement (each, an "Executive" and collectively, the "Executives"), and (v) each of the other entities and individuals listed under the heading "Other Stockholders" on Schedule A attached hereto or any other party that, at any time, executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement (each, an "Other Stockholder" and collectively, the "Other Stockholders"). The Investors, the Class B Holder, the Executives and the Other Stockholders are collectively referred to herein as the "Stockholders" and individually as a "Stockholder."

     The Investors purchased shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), and the Company's Class A Preferred Stock, $0.01 par value per share (the "Class A Preferred"), pursuant to a Purchase Agreement between the Investors and the Company dated as of March 23, 1999 (the "Class A Purchase Agreement"). Each Executive has purchased shares of Common Stock pursuant to an agreement between the Company and such Executive (each an "Executive Purchase Agreement" and collectively the "Executive Purchase Agreements").

     The Company, the Investors, William A. Seibel and the parties listed under the heading "Other Stockholders" on Schedule A are parties to a certain Stockholders Agreement dated as of March 23, 1999, as amended on November 24, 1999 and further amended on February 9, 2000 (the "Original Stockholders Agreement").

     The Company and the Class B Holder are parties to a Class B Convertible Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement") for the purchase of the Company's Class B Convertible Preferred Stock (the "Class B Preferred"). In order to induce the Class B Holder to enter into the Purchase Agreement, the Company, the Investors, the Executives and the Other Stockholders wish to amend and restate the Original Stockholders Agreement in order to make the Class B Holder party thereto and effect certain other changes thereto.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

     1.   Board of Directors.
          ------------------

          (a)  From and after the Closing and until the provisions of this
               Section 1 cease to be effective, each Stockholder shall vote all of his Stockholder Shares and any other voting securities of the Company over which such Stockholder has voting control and shall take all
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               other necessary or desirable actions within his control (whether in his capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

               (i) the authorized number of directors on the Company's board of directors (the "Board") shall be established at nine directors;

               (ii)   the following persons shall be elected to the Board:

                      (A) until the later to occur of (i) such time as GTCR Capital Partners, L.P. ("GTCR Capital") no longer holds any capital stock (or securities exercisable or convertible into capital stock) of the Company and
                           (ii) such time as no Loan Obligation (as defined in Section 12 of the Loan Agreement) is outstanding, two representatives designated by GTCR Fund VI, L.P. ("GTCR") and one representative designated by GTCR Capital; and thereafter, three representatives designated by GTCR (collectively, and regardless of whether designated by GTCR or GTCR Capital, the "GTCR Directors");

                      (B) William Seibel and one additional Executive of the Company designated by the Company's chief executive officer (the "CEO") (each, an "Executive Director" and collectively, the "Executive Directors"); and

                      (C) four representatives chosen jointly by GTCR and the CEO (the "Outside Directors"); provided that no Outside Directors shall be a member of the Company's management or an employee or officer of the Company or its subsidiaries; provided further that if GTCR and the CEO are unable to agree on the Outside Directors within 10 days after the date specified by GTCR for electing the Outside Directors, then GTCR, in its sole discretion, shall designate the Outside Directors;

               (iii) to the extent practicable, the composition of any committee of the Board shall include at least two GTCR Directors;

               (iv) the composition of the board of directors of each of the Company's subsidiaries (a "Sub Board") shall be comprised of three directors and shall include at least one GTCR Director;

               (v) the removal from the Board, a Sub Board or a committee (with or without cause) of any GTCR Director or any Outside Director shall be upon (and only upon) the written request of GTCR;

                                      -2-
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               (vi)   if any Executive Director ceases to hold his respective
                      executive office, he shall be removed promptly after such time from the Board, each Sub Board and each committee; and

               (vii) in the event that any representative designated hereunder for any reason ceases to serve as a member of the Board, a Sub Board or a committee during his term of office, the resulting vacancy on the Board, the Sub Board or such committee shall be filled by a representative designated by the person or persons originally entitled to designate such director pursuant to Section 1(a)(ii) above.

          (b) The Company shall pay all out-of-pocket expenses incurred by each director in connection with attending regular and special meetings of the Board, any Sub Board and any committee thereof.

          (c) If any party fails to designate a representative to fill a directorship pursuant to the terms of this Section 1, the election of a person to such directorship shall be accomplished in accordance with the Company's bylaws and applicable law.

          (d) The provisions of this Section 1 shall terminate upon first to occur of (i) the consummation of a Public Offering or (ii) the consummation of a Sale of the Company.

     2. Legend. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

        "The securities represented by this certificate are subject to a Stockholders Agreement among the issuer of such securities (the "Company") and certain of the Company's stockholders. A copy of such Stockholders Agreement will be furnished without charge by the Company to the holder hereof upon written request."

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares.

     3.  Participation Rights.
         --------------------

         (a) At least 30 days prior to any Transfer of Stockholder Shares by GTCR, GTCR shall deliver a written notice (the "Sale Notice") to the Company and the Executives, the Other Stockholders and the Class B Holder (collectively, the "Participating Stockholders") specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the Transfer. The Participating Stockholders may elect to participate in the contemplated Transfer by delivering written notice to GTCR within 30 days after delivery of the Sale Notice. If any Participating Stockholders have elected to participate in such Transfer, GTCR and such Participating Stockholders will be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of shares of Common Stock equal to the product of
               (A) the quotient determined by dividing the number of shares of Stockholders Shares

                                      -3-
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               owned by such person by the aggregate number of outstanding shares of Stockholder Shares owned by GTCR and the Participating Stockholders participating in such sale and (B) the number of Stockholder Shares to be sold in the contemplated Transfer.

          (b) GTCR will use reasonable best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Participating Stockholders in any contemplated Transfer, and GTCR will not transfer any of its Stockholder Shares to the prospective transferee(s) unless (A) the prospective transferee(s) agrees to allow the participation of the Participating Stockholders or (B) GTCR agrees to purchase the number of such class of Stockholder Shares from the Participating Stockholders which the Participating Stockholders would have been entitled to sell pursuant to this Section 3(b) for the consideration per share to be paid to GTCR by the prospective transferee(s).

          (c) Notwithstanding anything to the contrary in any other provision of this Agreement, the restrictions set forth in this Section 3 shall not apply to (i) any Transfer of Stockholder Shares by GTCR to or among its Affiliates or (ii) a Public Sale; provided that the restrictions contained in this Agreement will continue to be applicable to the Stockholder Shares after any Transfer pursuant to clause (i) and the transferee of such Stockholder Shares shall agree in writing to be bound by the provisions of this Agreement. Upon the Transfer of Stockholder Shares pursuant to clause (i) of the previous sentence, the transferees will deliver a written notice to the Company, which notice will disclose in reasonable detail the identity of such transferee.

          (d) The provisions of this Section 3 will terminate upon the first to occur of (i) the consummation of a Sale of the Company and (ii) the consummation of a Public Offering.

     4.  First Refusal Rights.
         --------------------

          (a) Prior to making any Transfer of Stockholder Shares (other than a Transfer pursuant to a Public Sale of the type referred to in clause (i) of the definition thereof or a Sale of the Company), any Stockholder (other than the Investors) desiring to make such Transfer (the "Transferring Stockholder") will give written notice (the "Sale Notice") to the Company, the Executives, the Class B Holder and the Investors (each a "Sale Notice Recipient", and collectively, the "Sale Notice Recipients"). The Sale Notice will disclose in reasonable detail the identity of the prospective transferee(s), the number of shares to be transferred and the terms and conditions of the proposed transfer. Such Transferring Stockholder will not consummate any Transfer until 45 days after the Sale Notice has been given to the Sale Notice Recipients, unless the parties to the Transfer have been finally determined pursuant to this Section 4 prior to the expiration of such 45-day period. (The date of the first to occur of such events is referred to herein as the "Authorization Date").

          (b) The Company may elect to purchase all (but not less than all) of such Stockholder Shares to be transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to the Executives, the Class B Holder and the Investors (individually, an "Other Sale Notice Recipient", and collectively, the "Other Sale Notice Recipients") and to the Transferring Stockholder within 20 days after the Sale Notice has been given to the Company. If the Company has not elected to purchase all of the Stockholder Shares to be transferred, the Other Sale Notice Recipients may elect to purchase all
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               (but not less than all) of the Stockholder Shares to be
               transferred upon the same terms and conditions as those set forth in the Sale Notice by giving written notice of such election to such Transferring Stockholder within 25 days after the Sale Notice has been given to GTCR. If more than one Other Sale Notice Recipient elects to purchase the Stockholder Shares to be transferred, the shares of Stockholder Shares to be sold shall be allocated among the Other Sale Notice Recipients pro rata according to the number of shares of Common Stock owned by each Other Sale Notice Recipient on a fully diluted basis. If neither the Company nor the Other Sale Notice Recipients elect to purchase all of the Stockholder Shares specified in the Sale Notice, the Transferring Stockholder may transfer the Stockholder Shares specified in the Sale Notice at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 60-day period immediately following the Authorization Date. Any Stockholder Shares not transferred within such 60-day period will be subject to the provisions of this
               Section 4 upon subsequent transfer. The Company may pay the purchase price for such shares by offsetting amounts outstanding under any bona fide debts owed by the Transferring Stockholder to the Company.

          (c)  The restrictions of this Section 4 will not apply with respect to
               (i) any Transfer of Stockholder Shares by any Stockholder to or among its Affiliates, (ii) any Transfer of Stockholder Shares by or to any Investor or Class B Holder, (iii) a repurchase of Stockholder Shares by the Company pursuant to the terms of the Management Agreements (as defined in the Purchase Agreement),
               (iv) a Public Sale, or (v) an Approved Sale (as defined in
               Section 5(a)); provided that the restrictions contained in this Agreement will continue to be applicable to the Stockholder Shares after any Transfer pursuant to clause (i) or (ii) above and the transferee of such Stockholder Shares shall agree in writing to be bound by the provisions of this Agreement. Upon the Transfer of Stockholder Shares pursuant to clause (i) or (ii) of the previous sentence, the transferees will deliver a written notice to the Company, which notice will disclose in reasonable detail the identity of such transferee.

          (d) Notwithstanding anything herein to the contrary, except pursuant to clause (c) above, in no event shall any Transfer of Stockholder Shares pursuant to this Section 4 be made for any consideration other than cash payable upon consummation of such Transfer.

          (e) The restrictions set forth in this Section 4 shall continue with respect to each Stockholder Share until the earlier of (i) the date on which such Share has been transferred in a Public Sale,
               (ii) the consummation of an Approved Sale, and (iii) the date on which such Stockholder Share has been transferred pursuant to this Section 4 (other than Section 4(c)).

          (f) If, on or prior to the 180th day following the date hereof, the Company issues or agrees to issue a new class or series of its preferred stock to purchasers (other than to GTCR Golder Rauner, L.L.C., the holders of Class A Preferred as of the date hereof or their respective affiliate pursuant to arrangements existing as of the date hereof or contemplated by such arrangements) in an offering that is not registered under the Securities Act, the Class B Holder shall have the right to purchase up to $2 million worth of such preferred stock on the same terms as the other purchaser or purchasers at the initial closing of such sale and issuance.

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     5.  Sale of the Company.
         -------------------

          (a) If the holders of a majority of the Stockholder Shares then outstanding and entitled to vote (voting as a single class) approve a Sale of the Company (an "Approved Sale"), each holder of Stockholder Shares shall vote for, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as a (i) merger or consolidation, each holder of Stockholder Shares shall waive any dissenters' rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of stock, each holder of Stockholder Shares shall agree to sell all of his Stockholder Shares and rights to acquire Stockholder Shares on the terms and conditions approved by the Board and the holders of a majority of the Stockholder Shares then outstanding and entitled to vote (voting as a single class). Each holder of Stockholder Shares shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Company.

          (b) The obligations of the holders of Stockholder Shares with respect to the Approved Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of Common Stock shall receive the same form of consideration and the same amount of consideration per share, and each holder of Class A Preferred and Class B Preferred (unless converted to Common Stock) shall receive consideration not in excess of the respective aggregate Liquidation Values (as defined in the Company's Certificate of Incorporation) of all shares of Class A Preferred and Class B Preferred, as the case may be, held by such holder (plus all accrued and unpaid dividends thereon, if any); (ii) if any holders of a class of Common Stock are given an option as to the form and amount of consideration to be received, each holder of such class of Common Stock shall be given the same option; and
               (iii) each holder of then currently exercisable rights to acquire shares of a class of Common Stock shall be given an opportunity to exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of Common Stock.

          (c) If either the Company or the holders of the Common Stock, the Class A Preferred or the Class B Preferred enter into a negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Stockholder Shares will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If any holder of Stockholder Shares appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any holder of Stockholder Shares declines to appoint the purchaser representative designated by the Company such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.

          (d) Holders of Stockholder Shares will bear their pro rata share (based upon the number of shares sold) of the costs of any sale of such Stockholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Stockholder Shares and are not otherwise paid by the Company or the acquiring party. For purposes of this Section 5(d), costs incurred in exercising reasonable efforts to take all actions in connection with the consummation of an Approved Sale in accordance with Section 5(a) shall be deemed to be

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          for the benefit of all holders of the Stockholder Shares. Costs incurred by holders of Stockholder Shares on their own behalf will not be considered costs of the transaction hereunder.

     6. Public Offering. In the event that the Board or the holders of a majority of the Investor Registrable Securities (as defined in the Amended and Restated Registration Agreement, dated the date hereof, by and among the Company, the Investors, the Class B Holder and certain other stockholders) (collectively, the "Approving Persons") approves an initial Public Offering, the holders of Stockholder Shares shall take all necessary or desirable actions requested by the Approving Persons in connection with the consummation of such Public Offering, including without limitation compliance with the requirements of all laws and regulatory bodies which are applicable or which have jurisdiction over such Public Offering. In the event that such Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the Company's capital structure would adversely affect the marketability of the offering, each holder of Stockholder Shares shall consent to and vote for a recapitalization, reorganization or exchange (each, a "Recapitalization") of any class of the Company's capital stock into securities that the managing underwriters and the Approving Persons find acceptable and shall take all necessary and desirable actions in connection with the consummation of such Recapitalization; provided that, each holder of Common Stock shall receive the same type of security with the same value per share, each holder of Class A Preferred shall receive the same type of security with the same value per share and each holder of Class B Preferred shall receive the number of shares of Common Stock into which its shares of Class B Preferred are then convertible with the same value per equivalent share; provided further, that the aggregate value of the securities issued to the holders of Class A Preferred shall not exceed the aggregate Liquidation Value of such Class A Preferred (plus all accrued and unpaid dividends thereon) or the number of shares of Common Stock equal to (i) the aggregate Liquidation Value of such Class A Preferred (plus all accrued and unpaid dividends thereon), divided by
(ii) the price per share of the Common Stock to the public in the Public
Offering.

     7.   Definitions.
          -----------

     "Affiliate" means, (i) with respect to any Person, means any Person that controls, is controlled by or is under common control with such Person or an Affiliate of such Person, (ii) with respect to any Investor, means any general or limited partner of such Investor or any other person, entity or investment fund controlling, controlled by or under common control with such Investor, and
(iii) with respect to any Executive, means any member of such Executive's immediate family or a trust in which the beneficiary of such trust is such Executive or such Executive's immediate family.

     "Closing" shall have the meaning set forth in the Purchase Agreement.

     "Loan Agreement" means that certain Loan Agreement, dated as of November 24, 1999, between ZEFER Corp., a Delaware corporation, as the Borrower, and GTCR Capital Partners, L.P., a Delaware limited partnership, as the Lender.

     "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated

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organization and a governmental entity or any department, agency or political subdivision thereof.

     "Public Offering" means the sale in an underwritten public offering registered under the Securities Act of shares of the Company's Common Stock approved by the Board.

     "Public Sale" means any sale of Stockholder Shares (i) to the public pursuant to an offering registered under the Securities Act or (ii) to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (other than Rule 144(k) prior to a Public Offering) adopted under the Securities Act.

     "Sale of the Company" means any transaction or series of transactions pursuant to which any person(s) or entity(ies) (including any Affiliate of any Investor), other than any Investor, in the aggregate acquire(s) (i) capital stock of the Company possessing the voting power (other than voting rights accruing only in the event of a default or breach) to elect a majority of the Company's board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Stockholder Shares" means (i) any Common Stock purchased or otherwise acquired by any Stockholder, (ii) any Common Stock issued or issuable to the Class B Holder upon the conversion of any Class B Preferred issued to the Class B Holder pursuant to the Purchase Agreement (whether issued before, on or after the date hereof), and (iii) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) and (ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Stockholder Shares, such shares will cease to be Stockholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

     "Transfer" means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

     8. Transfers; Transfers in Violation of Agreement. Prior to transferring any Stockholder Shares to any person or entity, the Transferring Stockholder shall cause the prospective transferee to execute and deliver to the Company and the other Stockholders a counterpart of this Agreement. Any transfer or attempted transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

     9. Additional Stockholders. In connection with the issuance of any additional equity securities of the Company, the Company, with the consent of GTCR, may

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permit such person to become a party to this Agreement and succeed to all of the rights and obligations of a "Stockholder" under this Agreement by obtaining an executed counterpart signature page to this Agreement, and, upon such execution, such person shall for all purposes be a "Stockholder" party to this Agreement.

     10. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company and the holders of a majority of the Stockholder Shares. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     11. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been herein.

     12. Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     13. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares.

     14. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     15. Remedies. The Company, each Investor, the Class B Holder each Executive and each Other Stockholder shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company, each Investor, the Class B Holder each Executive and each Other Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

     16. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Common Stock subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

          If to the Company:
          -----------------

          ZEFER Corp.
          711 Atlantic Ave, Sixth Floor
          Boston, MA 02111
          Attention: General Counsel

          with copies to:
          --------------

          GTCR Fund VI, L.P.
          GTCR VI Executive Fund, L.P.
          GTCR Associates VI
          c/o GTCR Golder Rauner, L.L.C.
          6100 Sears Tower
          Chicago, IL 60606-6402
          Attention:  Philip A. Canfield

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, IL 60601
          Attention: Stephen L.  Ritchie

          Citizens Financial Group, Inc.
          28 State Street
          Boston, MA  02109
          Attention:  Hal Tovin

          Goodwin Procter & Hoar LLP
          Exchange Place
          53 State Street
          Boston, MA  02109
          Attn: Paul W. Lee, Esq.

          Hale and Dorr LLP
          60 State Street
          Boston, Massachusetts 02109
          Attention: David E. Redlick

     17. Governing Law. The laws of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders and all other questions concerning the construction, validity and interpretation of this Agreement, without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     18. Termination of Original Stockholders Agreement. The Original Stockholders Agreement is hereby terminated in its entirety and is of no further force or effect.

     19. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                                 *  *  *  *  *

                  SIGNATURE PAGE TO THE STOCKHOLDERS AGREEMENT

          IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

                              ZEFER CORP.


                              By: /s/ Sean W. Mullaney
                                  -------------------------
                              Name: Sean W. Mullaney
                                    -----------------------
                              Its: Executive Vice President, General Counsel and Secretary

                              CITIZENS FINANCIAL GROUP, INC.

                              By: /s/ Hal Tovin
                                  -------------------------
                              Name: Hal Tovin
                                    -----------------------
                              Its:  Group Executive Vice President

                              GTCR FUND VI, L.P.

                              By:  GTCR Partners VI, L.P.
                              Its:  General Partner

                              By:  GTCR Golder Rauner, L.L.C.
                              Its:  General Partner

                              By: /s/ Philip A. Canfield
                                  -------------------------
                              Name: Philip A. Canfield
                                    -----------------------
                              Its:  Principal

                              GTCR VI EXECUTIVE FUND, L.P.

                              By:  GTCR Partners VI, L.P.
                              Its:  General Partner

                              By:  GTCR Golder Rauner, L.L.C.
                              Its:  General Partner

                              By: /s/ Philip A. Canfield
                                  -------------------------
                              Name: Philip A. Canfield
                                    -----------------------
                              Its:  Principal

         CONTINUATION OF SIGNATURE PAGE TO THE STOCKHOLDERS AGREEMENT

                              GTCR ASSOCIATES VI

                              By:  GTCR Partners VI, L.P.
                              Its:  Managing General Partner

                              By:  GTCR Golder Rauner, L.L.C.
                              Its:  General Partner

                              By: /s/ Philip A. Canfield
                                  -------------------------
                              Name: Philip A. Canfield
                                    -----------------------
                              Its:  Principal

                              By: /s/ William A. Seibel
                                  -------------------------
                              Name: William A. Seibel
                                    -----------------------


                              GTCR CAPITAL PARTNERS, L.P.

                              By:  GTCR Mezzanine Partners, L.P.
                              Its:  General Partner

                              By:  GTCR Partners VI, L.P.
                              Its:  General Partner

                              By:  GTCR Golder Rauner, L.L.C.
                              Name:  General Partner

                              By: /s/ Philip A. Canfield
                                  -------------------------
                              Name: Philip A. Canfield
                                    -----------------------
                              Its:  Principal

                                   SCHEDULE A
                                   ----------

          Investors                               Executives                   Other Stockholders
------------------------------          -------------------------------  -------------------------------
GTCR Fund VI, L.P.                      William Seibel                   GTCR Capital Partners, L.P.
GTCR VI Executive Fund Fund, L.P.       Gerald E. Dube                   Matthew P. Burkley
GTCR Associates VI                      Anthony K. Tjan                  Ian R. Colliety
1261417 Ontario Limited                 Sean W. Mullaney                 Stephen R. DiMarco
Renaissance Worldwide, Inc.             James Slamp                      Deborah E. Frieze
Fred Luconi                             Martha L. Stephens               Edmond C. Jay
Carol Beaudrau                          Francis J. Torbey                Alexandre Scherer
Camille Huvelle                         Thomas J. Waite                  Kaming Ng
                                        John M. Kelly                    Gregory S. Hipwell
                                        Allan L. Cohen                   Jason J. Zada
                                                                         Diedre O. Aubuchon
                                                                         Karen S. Baker
                                                                         Richard N. Barnwell
                                                                         Dominique Bastos
                                                                         Henry L. Clement
                                                                         John P. Colby
                                                                         David T. Cowing
                                                                         Richard K. Fouts
                                                                         Melissa Grossman
                                                                         Robert M. Hanson
                                                                         Deepak Indoliya
                                                                         Nicole A. Jacoby
                                                                         David Lubin
                                                                         Michelle Palomera

          Investors                               Executives                   Other Stockholders
------------------------------          -------------------------------  -------------------------------
                                                                         Susan C. Perry
                                                                         Runa Puri
                                                                         James H. Rock
                                                                         Martha L. Stephens
                                                                         Gustavo J. Trujillo
                                                                         Anita Ward
                                                                         Edward C. Winslow
                                                                         Stephen P. Wyman
                                                                         Richard Nolan
                                                                         Bruce Russell
                                                                         Edward Chapman
                                                                         Masood Jabbar
                                                                         G. Christopher Bannon
                                                                         James Cafano
                                                                         Joan Walls
                                                                         Dave Montanarro
                                                                         George A. Bannon
                                                                         Heidrick & Struggles
                                                                         Mullaney Investments, LLC